EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT





SMITH CORONA CORPORATION:

We consent to the incorporation by reference in Smith Corona Corporation's Registration Statement Nos. 33-31953, 33-34796, and 33-56421 on Form S-8 of our report dated September 19, 1996 appearing in the Annual Report on Form 10-K for the year ended June 30, 1996.





/s/ Deloitte & Touche
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DELOITTE & TOUCHE LLP
Stamford, Connecticut
September 19, 1996